RENNOVA HEALTH, INC. ANNOUNCES REVERSE STOCK SPLIT

WEST PALM BEACH, Fla. (September 22, 2017) – Rennova Health, Inc. (NASDAQ: RNVA) (NASDAQ: RNVAZ) today announced that effective at 5:00 pm, Eastern Time, on October 5, 2017 (the “Effective Time”), the Company will effect a 1 for 15 reverse stock split of its outstanding common stock. The Company’s common stock will open for trading on The NASDAQ Capital Market on Friday October 6, 2017, on a post-split basis.

The reverse stock split is intended to increase the per share trading price of the Company’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on The NASDAQ Capital Market. As a result of the reverse stock split, every 15 shares of the Company’s common stock issued and outstanding on the Effective Time will be consolidated into one issued and outstanding share, except to the extent that the reverse stock split results in any of the Company’s stockholders owning a fractional share, which fractional share will be in that case paid in cash. In connection with the reverse stock split, there will be no change in the nominal par value per share of $0.01.

Trading of the Company’s common stock on The NASDAQ Capital Market will continue, on a split-adjusted basis, with the opening of the markets on Friday, October 6, 2017, under the existing trading symbol “RNVA” under a new CUSIP number. Based on the number of shares currently outstanding, the reverse stock split will reduce the number of shares of the Company’s common stock outstanding from approximately 20.4 million pre-reverse split shares to approximately 1.4 million post-reverse split.

All outstanding preferred shares, stock options, warrants, and equity incentive plans immediately prior to the reverse stock split generally will be appropriately adjusted by dividing the number of shares of common stock into which the preferred shares, stock options, warrants and equity incentive plans are exercisable or convertible by 15 and multiplying the exercise or conversion price by 15, as a result of the reverse stock split.

The Company has retained its transfer agent, Computershare, Inc., to act as its exchange agent for the reverse stock split. Computershare will provide stockholders of record as of the Effective Time a letter of transmittal providing instructions for the exchange of their stock certificates. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split.

The reverse stock split was approved by the directors of the Company on September 21, 2017, pursuant to a resolution adopted by the stockholders of the Company at the special meeting of stockholders held on September 20, 2017.

About Rennova Health, Inc.

Rennova provides industry-leading diagnostics and supportive software solutions to healthcare providers, delivering an efficient, effective patient experience and superior clinical outcomes. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information, please visit www.rennovahealth.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Rennova Health

Sebastien Sainsbury

561-666-9818

ssainsbury@rennovahealth.com

Investors

LHA

Kim Golodetz

212-838-3777

Kgolodetz@lhai.com

Bruce Voss

310-691-7100

Bvoss@lhai.com

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